EXHIBIT 99.1

PRESS RELEASE

deltathree Common Stock Trading Exclusively on OTCQB

New York, NY – March 7, 2011 – deltathree, Inc. (OTCQB: DDDC), a global provider of video and voice over Internet Protocol (VoIP) telephony services, products, hosted solutions and infrastructures for service providers, resellers and direct consumers, announced that the company’s common stock is now publicly quoted and traded exclusively on the OTCQB electronic quotation and trading system, operated by the OTC Markets Group, Inc.. This follows a period in which the company’s common stock was being quoted and traded simultaneously on both the OTCBB and the OTCQB. This change was not caused by any action or inaction by deltathree, which continues to be in full compliance with all of its reporting requirements, but rather a migration of all of the market makers in deltathree’s common stock to the OTC Markets.

OTC Markets runs the world's largest electronic interdealer quotation system for broker-dealers to trade unlisted securities and operates an interdealer quotation system and electronic messaging service, called OTC LinkTM, for broker-dealers to trade OTC equities. Recently there has been a large migration of brokers from the OTCBB quotation system to the OTC Link quotation system, as the OTCBB quotation system continues to operate on a telephonic trading platform in contrast to the electronic platform provided by OTC Link.

There are three tiers in the OTC marketplace. The first tier is OTCQX, for companies that meet certain financial standards. The second tier is OTCQB for companies, like deltathree, that are current in their reporting requirements with the Securities and Exchange Commission. The third tier is designated OTC Pink, which is the marketplace for speculative trading.

To access quotes for deltathree’s common stock under the symbol “DDDC” and view recent trading activity, investors can visit http://www.otcmarkets.com/stock/dddc/quote.

About OTC Markets Group

OTC Markets Group Inc. operates the world's largest electronic marketplace for broker-dealers to trade unlisted stocks.  The OTC Link platform supports an open network of competing broker-dealers that provide investors with the best prices in over 10,000 OTC securities.  In 2010, securities on OTC Link traded over $144 billion in dollar volume, making it the third largest U.S. equity trading venue after NASDAQ and the New York Stock Exchange.

To learn more about OTC Markets, visit www.otcmarkets.com.

About deltathree

Founded in 1996, deltathree, Inc. is a global provider of video and voice over Internet Protocol (VoIP) telephony services, products, hosted solutions and infrastructures for service providers, resellers and direct consumers. Supporting tens of thousands of active users around the world, deltathree serves customers through its service provider and reseller channel and its direct-to-consumer channel. deltathree's advanced solutions offer service providers and resellers a full spectrum of private label IP-based digital voice and video products and services, as well as a back-office suite of services. Utilizing advanced Session Initiation Protocol (SIP) technology, deltathree provides all the components to support a complete VoIP service deployment. deltathree's direct-to-consumer channel consists of the joip Mobile, joip and iConnectHere direct-to-consumer offerings.

For more information about deltathree, please visit our website at www.deltathree.com.

For more information about joip Mobile, please visit our website at www.joipmobile.com.

For more information about joip, please visit our website at www.joip.com.

For more information about iConnectHere, please visit our website at www.iconnecthere.com.

Except for historical matters contained herein, the matters discussed in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that these forward-looking statements reflect numerous assumptions and involve risks and uncertainties that may affect deltathree's business and prospects and cause actual results to differ materially from these forward-looking statements. Among the factors that could cause actual results to differ are: our ability to obtain additional capital in the near-term to finance operations;  our ability to reduce our costs and expenses and expand our revenues; our ability to retain key personnel and employees needed to support our services and ongoing operations; our dependence on a small number of key customers for a significant percentage of our revenue; decreasing rates of telecommunications services; the public’s acceptance of VoIP telephony, and the level and rate of customer acceptance of our new products and services; the competitive environment of Internet telephony and our ability to compete effectively; fluctuations in our quarterly financial results; our ability to maintain and operate our computer and communications systems without interruptions or security breaches; our ability to operate in international markets; our ability to provide quality and reliable service, which is in part dependent upon the proper functioning of equipment owned and operated by third parties; the uncertainty of future governmental regulation; our ability to successfully seek the return of substantially all of the funds seized by the Department of Homeland Security; our ability to protect our intellectual property against infringement by others, and the costs and diversion of resources relating to any claims that we infringe the intellectual property rights of third parties; our ability to comply with governmental regulations applicable to our business; the need for ongoing product and service development in an environment of rapid technological change; and other risks  referenced from time to time in our filings with the SEC and available on the Internet at http://www.sec.gov.  Except as required under the federal securities laws and the rules and regulations of the SEC, deltathree does not have any intention or obligation to update publicly any forward-looking statements after the distribution of this news release, whether as a result of new information, future events, changes in assumptions or otherwise.

Investor Relations Contact:	Company Contact:
Erik Knettel	Arie Rand
Grayling	Chief Financial Officer and Treasurer
1-646-284-9415	1-212-500-4860
ir@deltathree.com	arie.rand@deltathree.com